Exhibit 99(i)(6)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the caption “Legal Counsel to the Trust” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 59 to the Form N-1A Registration Statement of Virtus Alternative Solutions Trust, File No. 333-191940. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP

San Francisco, California

November 10, 2026